Exhibit 99.1

CONTACT:
Kara Stancell (media)	7720 N. Dobson Road
(480) 291-5454	Scottsdale, AZ 85256
Sean Andrews (investors)	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS
LIPOSONIX™ AND BUSINESS DEVELOPMENT UPDATES
SCOTTSDALE, Ariz.—February 25, 2011—
2010 Financial Highlights
•	Revenues increased approximately 22.4%

•	Non-GAAP net income increased approximately 40.3%

•	Non-GAAP EPS increased approximately 36.2%

•	GAAP net income increased approximately 62.4%

•	GAAP EPS increased approximately 56.7%

•	Gross profit margin of approximately 90.0%

•	Cash, cash equivalents and short- and long-term investments of approximately $725 million

•	Cash flow from operations of approximately $178.4 million

•	Dividend increase of 50%
Fourth Quarter 2010 Highlights
•	Revenues of $182 million

•	Non-GAAP EPS of $0.60

•	GAAP EPS of $0.37
Medicis (NYSE:MRX) today announced revenues of approximately $700.0 million for the twelve months ended December 31, 2010, compared to revenues of approximately $571.9 million for the twelve months ended December 31, 2009, which represents an increase of approximately $128.1 million, or approximately 22.4%.
Non-generally accepted accounting principles (non-GAAP, defined below) diluted earnings per share (EPS, defined below) for the twelve months ended December 31, 2010, was $2.28, compared to non-GAAP diluted EPS of $1.68 for the twelve months ended December 31, 2009, which represents an increase of $0.60 per diluted share, or approximately 36.2% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the twelve months ended December 31, 2010, was $1.89, compared to GAAP diluted EPS of $1.21 for the twelve months ended December 31, 2009, which represents an increase of $0.68 per diluted share, or approximately 56.7%.

The Company’s achievement of approximately $700.0 million in revenues and non-GAAP diluted EPS of $2.28 is consistent with the Company’s published guidance of $698-$703 million in revenues and $2.25-$2.30 in non-GAAP diluted EPS for the twelve months ended December 31, 2010.
“We are pleased to announce solid fourth quarter and year-end 2010 results,” said Jonah Shacknai, Chairman and Chief Executive Officer. “During 2010, we were able to defend, fortify and grow our leading dermatological franchises. We also experienced healthy growth in the aesthetics brands with the improvement of the U.S. economy and the success of our promotional efforts. The U.S. Food and Drug Administration (FDA) approved additional strengths of SOLODYN®, RESTYLANE-L® and PERLANE-L®. Additionally, the U.S. Patent and Trademark Office completed re-examination of a foundational patent for SOLODYN with validation of the Medicis position. Medicis secured an additional patent for SOLODYN and received a Notice of Allowance for another patent related to SOLODYN and a reissued patent for ZIANA®. In 2011, we will focus on opportunities to leverage our experience in our core dermatology and facial aesthetic franchises and further enhance our development pipeline. We are grateful to our physicians and our shareholders for their continued support as we build on the strength of our heritage for the future.”
Non-GAAP net income for the twelve months ended December 31, 2010, was approximately $149.5 million, compared to non-GAAP net income of approximately $106.5 million for the twelve months ended December 31, 2009, which represents an increase of approximately $43.0 million, or approximately 40.3%. Non-GAAP net income for the twelve months ended December 31, 2010, excludes charges totaling approximately $31.9 million (pre-tax), consisting of research and development (R&D) milestone payments to Medicis partners and related transaction costs totaling approximately $19.8 million, a $9.8 million charge related to the write-down of long-lived assets associated with the LipoSonix™ business, based on expected future cash flows, and a $2.3 million charge related to the write-down of an intangible asset associated with the planned discontinuation of certain non-primary products. Non-GAAP net income for the twelve months ended December 31, 2009, excluded charges totaling approximately $33.5 million (pre-tax), consisting of R&D milestone payments to Medicis partners and related transaction costs totaling $32.8 million and a $2.9 million (non-deductible) charge related to the Company’s investment in Revance, partially offset by a $2.2 million net gain on the sale of Medicis Pediatrics to BioMarin Pharmaceutical, Inc. (BioMarin).
GAAP net income for the twelve months ended December 31, 2010, was approximately $123.3 million, compared to GAAP net income of approximately $76.0 million for the twelve months ended December 31, 2009, which represents an increase of approximately $47.3 million, or approximately 62.4%.
Fourth Quarter 2010
For the three months ended December 31, 2010, Medicis recorded revenues of approximately $182.1 million, compared to revenues of approximately $179.0 million for the three months ended December 31, 2009, representing an increase of approximately $3.1 million, or approximately 1.7%.
Non-GAAP diluted EPS for the three months ended December 31, 2010, was $0.60, compared to non-GAAP diluted EPS of $0.68 for the three months ended December 31, 2009, which represents a decrease of $0.08 per diluted share, or approximately 12.9% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended December 31, 2010, was $0.37, compared to GAAP diluted EPS of $0.60 for the three months ended December 31, 2009, which represents a decrease of $0.23 per diluted share, or approximately 38.9%.
The Company’s achievement of approximately $182.1 million in revenues and non-GAAP diluted EPS of $0.60 is consistent with the Company’s published guidance of $180-$185 million in revenues and $0.57-$0.62 in non-GAAP diluted EPS for the three months ended December 31, 2010.

Non-GAAP net income for the three months ended December 31, 2010, was approximately $39.4 million, compared to non-GAAP net income of approximately $44.5 million for the three months ended December 31, 2009, which represents a decrease of approximately $5.1 million, or approximately 11.6%. Non-GAAP net income for the three months ended December 31, 2010, excludes charges totaling approximately $23.7 million (pre-tax), consisting of R&D milestone payments to Medicis partners totaling approximately $13.9 million and a $9.8 million charge related to the write-down of long-lived assets associated with the LipoSonix business, based on expected future cash flows. Non-GAAP net income for the three months ended December 31, 2009, excluded charges totaling approximately $7.8 million (pre-tax), consisting of R&D milestone payments to Medicis partners and related transaction costs.
GAAP net income for the three months ended December 31, 2010, was approximately $23.9 million, compared to GAAP net income of approximately $38.9 million for the three months ended December 31, 2009, which represents a decrease of approximately $15.0 million, or approximately 38.6%.
Acne Products
Medicis recorded revenues of approximately $482.4 million from sales of its acne products for the twelve months ended December 31, 2010, compared to revenues of approximately $398.9 million for the twelve months ended December 31, 2009, which represents an increase of approximately $83.5 million, or approximately 20.9%. This increase is due primarily to the strong demand for SOLODYN, TRIAZ® and ZIANA, resulting in increased sales. For the three months ended December 31, 2010, the Company recorded revenues of approximately $118.9 million from sales of its acne products, compared to revenues of approximately $131.4 million for the three months ended December 31, 2009, which represents a decrease of approximately $12.5 million, or approximately 9.5%. This decrease is due primarily to increased returns reserves associated with the newest three strengths of SOLODYN, and planning for the early 2011 discontinuation of TRIAZ and the Company’s decision to no longer promote PLEXION®. The Medicis Acne Products category includes primarily SOLODYN and ZIANA.
Non-Acne Products
Medicis recorded revenues of approximately $175.0 million associated with its non-acne products for the twelve months ended December 31, 2010, compared to revenues of approximately $133.6 million for the twelve months ended December 31, 2009, which represents an increase of approximately $41.4 million, or approximately 31.0%. This increase is due primarily to increased sales of DYSPORT®, the RESTYLANE® franchise and VANOS®, offset by decreased sales of LOPROX® due to the introduction of generic competition. For the three months ended December 31, 2010, the Company recorded revenues of approximately $50.2 million associated with its non-acne products, compared to revenues of approximately $37.5 million for the three months ended December 31, 2009, which represents an increase of approximately $12.7 million, or approximately 33.8%. This increase is due primarily to increased sales of DYSPORT and the RESTYLANE franchise. The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE and VANOS.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $42.6 million associated with its other non-dermatological products for the twelve months ended December 31, 2010, compared to revenues of approximately $39.5 million for the twelve months ended December 31, 2009, which represents an increase of approximately $3.1 million, or approximately 8.0%. For the three months ended December 31, 2010, the Company recorded revenues of approximately $13.0 million associated with its other non-dermatological products, compared to revenues of approximately $10.1 million for the three months ended December 31, 2009, which represents an increase of approximately $2.9 million, or approximately 28.9%. The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL®, the LipoSonix system1 and contract revenue.

Other Income Statement Items
Gross profit margin for the twelve months ended December 31, 2010, was approximately 90.0%, and approximately 89.2% for the three months ended December 31, 2010.
Selling, general and administrative (SG&A) expense for the twelve months ended December 31, 2010, was approximately $323.1 million, or approximately 46.2% of revenues, compared to approximately $282.2 million, or approximately 49.3% of revenues, for the twelve months ended December 31, 2009. For the three months ended December 31, 2010, the Company recorded SG&A expense of approximately $83.0 million, or approximately 45.6% of revenues, compared to approximately $68.2 million, or approximately 38.1% of revenues, for the three months ended December 31, 2009.
R&D expense for the twelve months ended December 31, 2010, was approximately $58.3 million, compared to approximately $72.5 million for the twelve months ended December 31, 2009. R&D expense for the twelve months ended December 31, 2010, includes purchased R&D charges totaling $18.9 million associated with milestone payments to Medicis partners. R&D expense for the twelve months ended December 31, 2009, included purchased R&D charges totaling $32.5 million associated with milestone payments to Medicis partners. For the three months ended December 31, 2010, the Company recorded R&D expense of approximately $25.2 million, compared to approximately $19.7 million for the three months ended December 31, 2009. R&D expense for the three months ended December 31, 2010, includes purchased R&D charges totaling $13.9 million associated with milestone payments to Medicis partners. R&D expense for the three months ended December 31, 2009, included purchased R&D charges totaling $7.5 million associated with milestone payments to Medicis partners.
Other income for the twelve months ended December 31, 2009, was $0.9 million, which consisted of a $2.2 million (pre-tax) net gain on the sale of Medicis Pediatrics to BioMarin and a $1.5 million gain related to our auction rate securities investments that had been other-than-temporarily impaired in 2008, partially offset by a $2.9 million (non-deductible) charge related to our investment in Revance.
Cash Flow
The Company’s cash flow from operations was approximately $178.4 million for the twelve months ended December 31, 2010, and approximately $57.5 million for the three months ended December 31, 2010.
LipoSonix and Business Development Updates
As a result of the Company’s strategic planning process and the current regulatory and commercial capital equipment environment, the Company has determined to explore strategic alternatives as it relates to its LipoSonix business including but not limited to the sale of the stand-alone business. The LipoSonix system1 is a nonsurgical, noninvasive fat reduction technology that is used to destroy targeted abdominal fat just beneath the skin. The average waistline reduction after a single treatment is approximately 2.8 cm which could equal one dress or pant size. Results are typically seen in 8 to 12 weeks. The LipoSonix system is currently marketed in Europe and Canada, and multiple systems have been sold in Japan. The Company will continue to seek FDA approval for the LipoSonix system in the United States.
In addition to other factors, the Company is cultivating several business development transactions relating more closely to its core dermatology franchise that we believe will yield a higher return on investment than the LipoSonix unit. The Company plans to pursue those opportunities vigorously while supporting its existing LipoSonix customers worldwide during the transition. Current sales, marketing and service operations will remain unchanged in the interim. We believe that the LipoSonix business can offer an attractive opportunity to an organization focused on the capital equipment market or medical device business. As a result of this decision, the Company will classify the LipoSonix business as a discontinued operation for financial statement reporting purposes beginning in the first quarter of 2011.

Shacknai continued, “As we consider strategic alternatives for LipoSonix, we would like to thank the employees of LipoSonix for their contributions to the significant innovations and technological progress we have achieved in the rapidly growing body contouring market.”
Medicis has engaged Deutsche Bank to assist the Company in its exploration of strategic alternatives for LipoSonix.
2011 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for 2011 is anticipated as follows:
Calendar 2011
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year-End
	(3/31/11)	(6/30/11)	(9/30/11)	(12/31/11)	2011
	Estimated	Estimated	Estimated	Estimated	Estimated

Revenue	$160-$170	$185-$195	$190-$200	$195-$205	$730-$770
Non-GAAP diluted EPS objectives	$0.45-$0.50	$0.61-$0.66	$0.63-$0.68	$0.71-$0.76	$2.40-$2.60
Additional 2011 Guidance Considerations
•	Revenue and non-GAAP diluted EPS objectives include certain assumptions associated with:
•	continued acceptance of newer strengths of SOLODYN by physicians;

•	the FDA’s requirement, effective March 2011, that prescription benzoyl peroxide products that are not approved through a New Drug Application, such as TRIAZ, not be sold as prescription products, which will affect sales in the Acne Products category;

•	the Company’s decision to no longer promote PLEXION;

•	the exclusion of all revenue and expenses associated with the LipoSonix unit as the Company is classifying the LipoSonix business as a discontinued operation beginning in the first quarter of 2011;

•	competition in the dermal filler and botulinum toxin markets;

•	gross profit margins of approximately 90-92% of revenues;

•	SG&A expenses of approximately 45-47% of revenues;

•	R&D expenses of approximately 6-7% of revenues;

•	depreciation and amortization of approximately $30-$32 million for the year;

•	effective tax rate of approximately 38-39%; and

•	fully diluted weighted average shares outstanding of approximately 65-66 million shares.
The above guidance does not take into account the following:
•	special charges associated with R&D milestones or contract payments;

•	additional recognized losses on our auction rate securities investments;

•	recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	material changes to the demand for ZIANA associated with the launch of a competitive product;

•	material changes to our assumptions regarding the demand for SOLODYN associated with the anticipated November 2011 launch of generic versions of SOLODYN in 45 mg, 90 mg and 135 mg strengths;

•	material changes to our assumptions regarding prescription trends toward the newer strengths of SOLODYN;

•	the timing of additional SOLODYN patent allowances, if any;

•	uncertainty relating to the reduction of the average selling price, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE, RESTYLANE Rewards® and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths and SCT, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system1 and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	timing of FDA approval of the LipoSonix system[1], if at all;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion of the aesthetics market;

•	the occurrence, timing and financial terms or effect of the Company’s proposed disposition of LipoSonix and other potential business development transactions; and

•	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	decreases in revenues associated with the FDA’s requirement, effective March 2011, that prescription benzoyl peroxide products that are not approved through a New Drug Application, such as TRIAZ, not be sold as prescription products;

•	the timing and success of new product development by the Company or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in the Company’s filings with the SEC.
Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The LipoSonix system is not approved or cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Product revenues	$180,080	$176,157	$691,602	$561,761
Contract revenues	2,039	2,883	8,366	10,154

Total revenues	182,119	179,040	699,968	571,915

Cost of revenues	19,669	20,780	69,981	56,833

Gross profit	162,450	158,260	629,987	515,082

Operating expenses:
Selling, general and administrative	82,965	68,203	323,074	282,218
Research and development	25,192	19,745	58,282	72,497
Depreciation and amortization	7,804	6,859	29,344	29,047
Impairment of long-lived assets	9,791	—	12,084	—

Total operating expenses	125,752	94,807	422,784	383,762

Operating income	36,698	63,453	207,203	131,320

Interest (income) expense, net	(58)	(386)	118	(3,403)

Other (income) expense, net	—	(5)	257	(867)

Income tax expense	12,868	24,962	83,493	59,639

Net income	$23,888	$38,882	$123,335	$75,951

Basic net income per common share	$0.39	$0.65	$2.05	$1.29

Diluted net income per common share	$0.37	$0.60	$1.89	$1.21

Shares used in basic net income per common share	58,881	57,698	58,430	57,252

Shares used in diluted net income per common share	65,172	63,890	64,601	63,172

Cash flow from operations	$57,483	$40,449	$178,407	$177,885

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended			Three months ended
	December 31, 2010			December 31, 2009
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$23,888			$38,882

Less: income allocated to participating securities	(679)			(1,254)

GAAP net income attributable to common shareholders	23,209		$0.39	37,628		$0.65

Less: net undistributed earnings allocated to unvested shareholders	(4)			(7)

Interest expense and associated bond offering costs (tax-effected)	666	{a}		666	{a}

GAAP “if-converted” net income and diluted EPS	23,871		$0.37	38,287		$0.60

Non-GAAP adjustments:

Research and development expenses related to our collaborations	13,900		$0.21	7,800		$0.12

Impairment of long-lived assets	9,791		$0.15	—		—

Income tax effects related to the above transactions	(8,207)		$(0.13)	(2,140)		$(0.04)

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(462)		—	(185)		—

Non-GAAP “if-converted” net income and diluted EPS	$38,893		$0.60	$43,762		$0.68

Shares used in basic net income per common share			58,881			57,698

Shares used in diluted net income per common share			65,172			63,890

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million are added back to GAAP net income for the three months ended December 31, 2010 and December 31, 2009.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Twelve months ended			Twelve months ended
	December 31, 2010			December 31, 2009
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$123,335			$75,951

Less: income allocated to participating securities	(3,807)			(2,363)

GAAP net income attributable to common shareholders	119,528		$2.05	73,588		$1.29
Less: net undistributed earnings allocated to unvested shareholders	(20)			(3)
Interest expense and associated bond offering costs (tax-effected)	2,666	{a}		2,666	{a}

GAAP “if-converted” net income and diluted EPS	122,174		$1.89	76,251		$1.21
Non-GAAP adjustments:
Research and development expenses related to our collaborations	18,900		$0.29	32,800		$0.52
Professional fees related to a strategic collaboration agreement with a Medicis partner	877		$0.01	—		—
Impairment of long-lived assets	12,084		$0.19	—		—
Charge related to our investment in Revance	—		—	2,886		$0.05
Gain related to the sale of Medicis Pediatrics, net of professional fees	—		—	(2,210)		$(0.04)
Income tax effects related to the above transactions	(5,738)		$(0.09)	(2,892)		$(0.05)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(832)		$(0.01)	(968)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$147,465		$2.28	$105,867		$1.68

Shares used in basic net income per common share			58,430			57,252
Shares used in diluted net income per common share			64,601			63,172

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $2.7 million are added back to GAAP net income for the twelve months ended December 31, 2010 and December 31, 2009.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Cash, cash equivalents & short-term Investments	$704,182	$528,280
Accounts receivable, net	130,751	95,222
Inventory, net	39,777	25,985
Deferred tax assets	76,702	66,321
Other current assets	15,662	16,525

Total current assets	967,074	732,333
Property & equipment, net	24,553	25,247
Intangible assets, net	287,706	321,122
Deferred tax assets	37,986	64,947
Long-term investments	21,480	25,524
Other assets	3,025	3,025

Total assets	$1,341,824	$1,172,198

Liabilities and stockholders’ equity
Total current liabilities	$339,892	$297,694
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	5,084	9,919
Stockholders’ equity	827,522	695,259

Total liabilities and stockholders’ equity	$1,341,824	$1,172,198

Working capital	$627,182	$434,639

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